EXHIBIT 1.2


                                                                FILED
                                                            DEC. 22 1998
                                                      JAMES A. DiELEUTERIO, JR
                                                           STATE TREASURER


         CERTIFICATE OF AMENDMENT TO THE CERTIFICATION OF INCORPORATION

                                       OF

                            R-TEC TECHNOLOGIES, INC.


Federal Employer Identification No. 22-3615979

         Pursuant to the provision of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is:  R-Tec Technologies, Inc.

2. The following amendment to the Certification of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 18th day of December, 1998:

         RESOLVED, that Article Fourth, the aggregate number of shares which the corporation shall have authority to issue shall be amended to twenty five (25) million shares without par value.

         RESOLVED, that Article Seventh, the corporation is authorized to issue Preferred Stock upon approval of the Board of Directors.

         RESOLVED, that Article Eighth, the Corporation shall indemnify and hold harmless its Officers, Directors, Employees and Agents from liability and reasonable expense from actions in which he or she may become involved by reason of the fact that he or she was an Officer, Director, Employee or Agent.

3. The number of shares outstanding at the time of the adoption of the amendment was 1,000,000. The total number of shares entitled to vote thereon was 1,000,000.

4. The number of shares voting for and against such amendment is as follows:

         Number of Shares                       Number of Shares
         Voting for Amendment                   Voting against Amendment
         ---------------------                  ------------------------
             1,000,000                                     -0-


5. The effective date of this Amendment to the Certificate of Incorporation shall be the date of filing.


Dated this 18th day of December, 1998.



                                                        R-TEC TECHNOLOGIES, INC.

                                                        By:        /s/
                                                           MARC M. SCOLA
                                                           VICE PRESIDENT AND
                                                           GENERAL COUNSEL